Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.58 PER DILUTED SHARE FOR THE SECOND QUARTER 2010

Equities second quarter 2010 revenues increased 25% to $305.0 million, driven by market conditions and electronic market making, compared to second quarter 2009 revenues of $243.9 million

Fixed Income, Currencies and Commodities (FICC) second quarter 2010 revenues of $60.4 million were negatively affected by a broad market decline in volumes of corporate bonds offset by continuing currency volatility, compared to second quarter 2009 revenues of $66.1 million

JERSEY CITY, New Jersey (July 21, 2010) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $54.4 million, or $0.58 per diluted share.

For the second quarter of 2009, the company reported earnings from continuing operations of $48.0 million, or $0.52 per diluted share, and a loss from discontinued operations, net of tax, of $12.5 million, or $0.13 loss per diluted share. On a consolidated basis, the company reported earnings of $35.5 million, or $0.39 per diluted share for the second quarter of 2009.

Revenues from continuing operations for the second quarter of 2010 were $366.3 million, compared to $313.9 million from continuing operations for the second quarter of 2009.

“Knight’s strong results in the second quarter of 2010 were aided by an upturn in volatility following five straight quarters of declines,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues increased 17 percent, compared to the second quarter of 2009, driven by market conditions, electronic market making and diversification across products and services. In capital markets, Knight announced a marketing alliance with investment bank Houlihan Lokey to provide best-in-class advice and distribution to public and private companies. We made further progress in expanding Knight’s research offering across equities and fixed income. In addition, on May 25th, Knight transferred its listing to the NYSE and simultaneously cross-listed on NYSE Euronext.”

“Continuing operations” includes the company’s Equities, FICC and Corporate operating segments. Equities includes all global equities market-making and institutional sales and trading, such as Knight Direct and Knight Link. FICC includes all global trade execution services in fixed income, foreign exchange and commodities, such as fixed income sales, trading and research, Knight BondPoint and Hotspot FX. Corporate includes strategic investments primarily in financial services-related ventures, corporate overhead expenses and all other expenses that are not attributable to the Equities and FICC segments. “Discontinued operations” primarily comprises the company’s former Asset Management segment, which closed the sale of substantially all of its assets and was replaced as the investment adviser for the Deephaven funds on March 31, 2009.

	Q2 2010	Q2 2009
Revenues ($ thousands)	366,274	313,867
Income from continuing operations, net of tax ($ thousands)	54,435	47,958
Loss from discontinued operations, net of tax ($ thousands)	(44)	(12,460)
Net income ($ thousands)	54,391	35,498
Diluted EPS from continuing operations ($)	0.58	0.52
Diluted EPS from discontinued operations ($)	0.00	(0.13)
Average daily U.S. equity dollar value traded ($ billions)	31.5	23.1
Average daily U.S. equity trades (thousands)	4,335.5	4,190.2
Nasdaq and Listed equity shares traded (billions)	83.0	100.0
OTC Bulletin Board and Pink Sheet shares traded (billions)	682.1	447.8
Average revenue capture per U.S. equity dollar value traded (bps)	1.3	1.5
Average daily Knight Direct equity shares (millions)	164.3	62.8
Average daily Hotspot FX notional dollar value traded ($ billions)	40.2	19.6

	YTD 2010	YTD 2009
Revenues ($ thousands)	650,513	559,221
Income from continuing operations, net of tax ($ thousands)	82,553	77,840
Loss from discontinued operations, net of tax ($ thousands)	(350)	(32,975)
Net income ($ thousands)	82,203	44,865
Diluted EPS from continuing operations ($)	0.88	0.85
Diluted EPS from discontinued operations ($)	0.00	(0.36)
Average daily U.S. equity dollar value traded ($ billions)	29.1	21.5
Average daily U.S. equity trades (thousands)	4,021.0	4,019.1
Nasdaq and Listed equity shares traded (billions)	154.7	179.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	1,235.4	707.0
Average revenue capture per U.S. equity dollar value traded (bps)	1.2	1.5
Average daily Knight Direct equity shares (millions)	138.2	57.7
Average daily Hotspot FX notional dollar value traded ($ billions)	36.5	18.3

Equities

During the second quarter of 2010, the Equities segment generated total revenues of $305.0 million and pre-tax income of $111.3 million. In the second quarter of 2009, Equities reported total revenues of $243.9 million and pre-tax income of $67.3 million. Equities had pre-tax margins of 36% in the second quarter of 2010, compared to pre-tax margins of 28% in the second quarter of 2009.

“In Equities, Knight grew second quarter revenues as heightened volatility in May propelled broad U.S. equity market volumes to the highest monthly total in more than two years,” said Mr. Joyce. “During periods of intense trading activity, Knight continued to play a critical role in adding liquidity to the U.S. equity markets. The combination of advanced electronic trading with traditional sales and trading allowed Knight to garner a sizeable share of Listed and NASDAQ order flow. In the second quarter, on a year-over-year basis, we increased average daily U.S. equity dollar volume, trade volume and share volume. In addition, our algorithmic principal trading models performed particularly well because of the intraday volatility.”

FICC

During the second quarter of 2010, the FICC segment generated total revenues of $60.4 million and pre-tax income of $0.9 million. In the second quarter of 2009, FICC reported total revenues of $66.1 million and pre-tax income of $14.8 million. FICC had pre-tax margins of 1% in the second quarter of 2010, compared to pre-tax margins of 22% in the second quarter of 2009.

“In FICC, Knight continued to invest in expanding the firm’s multi-asset class platform,” said Mr. Joyce. “Results were impacted by a broad market decline in volumes of investment grade, high yield and convertibles, and higher compensation costs in institutional fixed income for hiring and retention. On July 1, 2010, we closed the acquisition of Urban Financial Group which will strengthen Knight’s ABS/MBS capabilities by establishing a captive pipeline of HMBS for institutional clients. We added to the retail fixed income offering with the introduction of a new team to provide financial advisors with access to fixed income trading and research. In foreign exchange, we turned in another record quarter in terms of average daily notional value traded as a result of new client growth and continued currency volatility.”

Corporate

In the second quarter of 2010, the Corporate segment reported a pre-tax loss of $21.0 million, compared to a pre-tax loss of $1.2 million in the second quarter of 2009. During the second quarter of 2009, Knight recorded a pre-tax benefit of $13.1 million related to an adjustment of a previously recognized lease loss with respect to the company’s headquarters in Jersey City, New Jersey. Excluding the $13.1 million lease loss benefit during the second quarter of 2009, the pre-tax loss from the Corporate segment was $14.3 million.

In March 2010, the company issued $375 million in Cash Convertible Senior Subordinated Notes, which mature in five years and carry a 3.5 percent coupon and an effective interest rate of approximately 7.9 percent. For the second quarter of 2010, the company recorded interest expense of $6.4 million related to the debt.

“During the second quarter of 2010, Knight’s results reflect market conditions and investments made to enhance and expand our businesses,” said Mr. Joyce. “Knight possesses considerable intellectual capital which drives innovative new models, products and services. We have several ongoing initiatives to realize future growth across asset classes and geographies.”

Headcount at June 30, 2010 was 1,207 full-time employees, as compared to 1,046 full-time employees at June 30, 2009. With the close of the acquisition of Urban Financial Group on July 1, 2010, the company added 109 employees.

As of June 30, 2010, the company had $422.7 million in cash and cash equivalents. The company had $1.3 billion in stockholders’ equity as of June 30, 2010, equivalent to a book value of $13.96 per diluted share. The company had a book value of $11.97 per diluted share as of June 30, 2009.

During the second quarter of 2010, the company repurchased 900,000 shares for approximately $13.1 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 69.7 million shares for $791.2 million. The company has approximately $208.8 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Discontinued operations

In the second quarter of 2010, the company reported a loss from discontinued operations of $44,000, net of tax, compared to a loss of $12.5 million, net of tax in the second quarter of 2009. These losses primarily relate to the wind-down of the Asset Management segment which was designated a discontinued operation for financial reporting purposes as of the close of business on March 31, 2009.

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Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its second quarter 2010 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, July 21, 2010. To access

Knight’s earnings conference call, please dial 888-298-3451 for domestic callers or 719-325-2234 for international callers. When prompted, please enter passcode 3688845. A replay of the second quarter 2010 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 3688845. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for June 2010 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (NYSE Euronext: KCG) is a global financial services firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight’s hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is the leading source of liquidity in U.S. equities by share volume. Knight also offers capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across the Americas, Europe and the Asia-Pacific region. For more information, please go to www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes, the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$177,992	$175,797	$337,505	$326,507
Net trading revenue	187,964	135,405	312,928	234,865
Interest, net	137	(1,041)	761	(1,638)
Investment income (loss) and other, net	181	3,706	(681)	(513)

Total revenues	366,274	313,867	650,513	559,221

Expenses
Employee compensation and benefits	158,695	135,614	297,045	244,801
Execution and clearance fees	47,521	42,432	89,983	71,523
Communications and data processing	17,071	14,281	33,129	28,069
Payments for order flow	11,089	23,047	22,114	40,074
Depreciation and amortization	9,834	8,260	19,069	16,447
Interest	7,137	974	9,611	1,955
Occupancy and equipment rentals	6,361	5,890	12,702	11,251
Business development	6,312	5,093	10,540	9,439
Professional fees	4,033	3,098	8,786	6,000
Writedown of assets and lease loss accrual (benefit), net	1,032	(10,695)	1,032	(9,996)
Other	6,061	4,981	9,416	7,736

Total expenses	275,146	232,975	513,427	427,299

Income from continuing operations before income taxes	91,128	80,892	137,086	131,922
Income tax expense	36,693	32,934	54,533	54,082

Income from continuing operations, net of tax	54,435	47,958	82,553	77,840
Loss from discontinued operations, net of tax	(44)	(12,460)	(350)	(32,975)

Net income	$54,391	$35,498	$82,203	$44,865

Basic earnings per share from continuing operations	$0.61	$0.55	$0.92	$0.89

Diluted earnings per share from continuing operations	$0.58	$0.52	$0.88	$0.85

Basic earnings per share from discontinued operations	$0.00	$(0.14)	$0.00	$(0.38)

Diluted earnings per share from discontinued operations	$0.00	$(0.13)	$0.00	$(0.36)

Basic earnings per share	$0.61	$0.41	$0.92	$0.51

Diluted earnings per share	$0.58	$0.39	$0.88	$0.49

Shares used in computation of basic earnings per share	89,425	87,410	89,462	87,162

Shares used in computation of diluted earnings per share	93,508	92,136	93,891	92,089

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2010	December 31, 2009
	(In thousands)
ASSETS
Cash and cash equivalents	$422,690	$427,106
Financial instruments owned, at fair value	1,239,162	926,589
Securities borrowed	1,189,265	394,417
Receivable from brokers and dealers	771,357	500,143
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	103,117	98,696
Investments	88,672	118,619
Goodwill	266,530	265,530
Intangible assets, less accumulated amortization	88,451	93,332
Other assets	199,897	189,592

Total assets	$4,369,141	$3,014,024

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value	$986,855	$639,259
Collateralized financings:
Securities loaned	870,374	550,226
Financial instruments sold under agreements to repurchase, at fair value	80,000	—
Other secured financings	35,000	—
Payable to brokers and dealers	480,521	155,148
Accrued compensation expense	127,450	205,282
Accrued expenses and other liabilities	178,552	109,987
Credit facility	—	140,000
Long-term debt	304,844	—

Total liabilities	3,063,596	1,799,902

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,621	1,586
Additional paid-in capital	791,489	746,778
Retained earnings	1,308,027	1,229,112
Treasury stock, at cost	(793,931)	(763,974)
Accumulated other comprehensive loss	(2,281)	—

Total Knight Capital Group, Inc. stockholders’ equity	1,304,925	1,213,502
Noncontrolling interests	620	620

Total equity	1,305,545	1,214,122

Total liabilities and equity	$4,369,141	$3,014,024

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Equities
Revenues	$305.0	$243.9	$524.4	$442.1
Expenses	193.7	176.6	356.6	315.9

Pre-tax earnings	111.3	67.3	167.8	126.3

FICC
Revenues	60.4	66.1	128.2	118.1
Expenses	59.5	51.2	119.2	93.1

Pre-tax earnings	0.9	14.8	9.0	25.0

Corporate
Revenues	0.9	3.8	(2.0)	(1.0)
Expenses	21.9	5.1	37.7	18.3

Pre-tax earnings	(21.0)	(1.2)	(39.7)	(19.4)

Consolidated
Revenues	366.3	313.9	650.5	559.2
Expenses	275.1	233.0	513.4	427.3

Pre-tax earnings	$91.1	$80.9	$137.1	$131.9

*	Totals may not add due to rounding.